                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported)           June 7, 2001
                                                  ------------------------------

                                      Gart Sports Company
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                      (Exact name of Registrant as specified in charter)

                                           Delaware
--------------------------------------------------------------------------------
                        (State or other jurisdiction of incorporation)

             000-23515                                         84-1242802
----------------------------------                       -----------------------
     (Commission File Number)                                (IRS Employee
                                                           Identification No.)

      1001 Lincoln Avenue, Denver, Colorado                            80203
---------------------------------------------------                 ------------
     (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code          (303) 861-1122
                                                   -----------------------------

                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On June 7, 2001, Gart Sports Company ("Gart Sports") announced that it had completed the acquisition of Houston-based Oshman's Sporting Goods, Inc. ("Oshman's"). The acquisition was accomplished pursuant to a merger of Oshman's with and into GSC Acquisition Corp. ("GSC"), a wholly owned subsidiary of Gart Sports, whereby GSC was the surviving corporation in the merger. GSC then changed its name to Oshman's Sporting Goods, Inc. Stockholders of Oshman's received $7.00 in cash and 0.55 shares of Gart Sports common stock for each share of Oshman's common stock, resulting in the issuance of approximately 3.2 million shares of Gart Sports common stock. The transaction was valued at approximately $99 million based on the closing price of Gart Sports common stock on June 7, 2001. A copy of the press release issued by Gart Sports on June 7, 2001, announcing the completion of the acquisition of Oshman's, is attached hereto as Exhibit 99.1. In conjunction with the acquisition, Gart Sports increased its revolving line of credit from $175 million to $300 million. The CIT Group/Business Credit Inc. acted as the agent for the four-year facility. A copy of the financing agreement and related documents are attached hereto as Exhibits 99.2 through 99.6.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)           Financial Statements:

                      Consolidated balance sheets of Oshman's Sporting Goods, Inc. and Subsidiaries as of February 3, 2001 and January 29, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 3, 2001 are incorporated by reference to Oshman's Sporting Goods, Inc.'s Report on Form 10K/A for the period ended February 3, 2001, File No. 001-11493.

        (b)           Pro Forma Financial Information:

                      Gart Sports Company unaudited pro forma combined condensed balance sheet as of February 3, 2001 and the unaudited pro forma combined condensed statement of operations for the 53 weeks ended February 3, 2001 reflecting the acquisition of Oshman's are included herein.

        (c)           Exhibits:

              23.1    Consent of Grant Thornton LLP, independent accountants

              99.1 Press Release entitled "Gart Sports Company Completes Acquisition of Oshman's Sporting Goods," dated June 7, 2001.

              99.2 Financing Agreement among the CIT Group/Business Credit, Inc. and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto.

              99.3 General Continuing Guarantee among the CIT Group/Business Credit, Inc. and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto.

              99.4 Stock Pledge Agreement among the CIT Group/Business Credit, Inc. and Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc. that are signatories thereto.

              99.5 Stock Pledge Agreement among the CIT Group/Business Credit, Inc. and Gart Sports Company.

              99.6 Fee Letter addressed to The CIT Group/Business Credit from Gart Bros. Sporting Goods Company, Sportmart, Inc., Oshman's Sporting Goods, Inc. and Subsidiaries of Oshman's Sporting Goods, Inc.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The accompanying unaudited pro forma combined condensed balance sheet as of February 3, 2001 reflects the financial position of Gart as if the acquisition of Oshman's Sporting Goods, Inc. (the "Acquisition") had occurred on February 3, 2001.

   The accompanying unaudited pro forma combined condensed statement of operations for the 53 weeks ended February 3, 2001 presents the combined condensed statement of operations of Gart as if the Acquisition had occurred on January 30, 2000.

   The unaudited pro forma combined condensed financial statements reflect the Acquisition using the purchase method of accounting. The total cost of the Acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the purchase price assumed in the unaudited pro forma combined condensed financial statements is preliminary. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These statements do not purport to be indicative of the results of operations or financial position of Gart that would have been achieved had the Acquisition actually occurred as of the assumed dates and for the periods presented. The unaudited pro forma combined condensed financial statements are based on the assumptions set forth in the notes and should be read in conjunction with the separate historical consolidated financial statements of Gart and Oshman's and related notes thereto.

                           GART'S UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                (dollars in thousands, except per share amounts)

                             Historical
                           53 Weeks Ended
                          February 3, 2001
                         --------------------
                                                 Reclass     Pro Forma    Pro Forma
                           Gart     Oshman's   Adjustments  Adjustments    Combined
                         ---------  ---------  -----------  -----------   ----------
Net sales............... $ 751,124  $ 330,470   $     --    $       --    $1,081,594
Cost of goods sold......   559,778    215,913     25,164 G       1,043 D     801,898
                         ---------  ---------   --------    ----------    ----------
Gross profit............   191,346    114,557    (25,164)       (1,043)      279,696
Operating expenses......   164,830     93,401    (25,164)G         566 E     233,633
                         ---------  ---------   --------    ----------    ----------
Operating income........    26,516     21,156         --        (1,609)       46,063
Interest expense........   (11,071)    (1,920)        --        (5,632)F     (18,623)
Other income............       246         --         --            --           246
                         ---------  ---------   --------    ----------    ----------
Income from continuing
 operations before
 income taxes...........    15,691     19,236         --        (7,241)       27,686
Income tax benefit
 (expense)                   7,405        795         --         2,824 H      11,024
                         ---------  ---------   --------    ----------    ----------
Income from continuing
 operations............. $  23,096  $  20,031   $     --    $   (4,417)   $   38,710
                         =========  =========   ========    ==========    ==========
Earnings per share
  Basic earnings per
   share................ $    3.13  $    3.47                             $     3.66
                         =========  =========                             ==========
  Diluted earnings per
   share................ $    2.99  $    3.30                             $     3.54
                         =========  =========                             ==========
Weighted average shares
 of common stock
 outstanding:
  Basic................. 7,380,529  5,770,000               (2,560,250)B  10,590,279
                         =========  =========               ==========    ==========
  Diluted............... 7,729,601  6,063,000               (2,853,250)B  10,939,351
                         =========  =========               ==========    ==========

                           GART'S UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                             (dollars in thousands)

                          Historical February 3, 2001
                          ---------------------------
                                                          Reclass    Pro Forma   Pro Forma
                              GART         OSHMAN'S     Adjustments Adjustments  Combined
                          -------------  -------------------------- -----------  ---------
         ASSETS
Cash and equivalents....  $       8,107  $         356    $    --    $     --    $  8,463
Accounts receivable,
 net....................          6,273          1,072         --          --       7,345
Note receivable.........            181             --         76 G        --         257
Inventories.............        230,800         81,412         --          --     312,212
Prepaid expenses and
 other assets...........          7,474          3,819     (2,243)G      (364)A     8,686
Deferred income taxes...          2,033             --      2,167 G     5,777 A     9,977
                          -------------  -------------    -------    --------    --------
Total current assets....        254,868         86,659         --       5,413     346,940
Property and equipment..         59,298         32,764         --      (6,059)A    86,003
Favorable leases
 acquired, net..........             --             --         --      12,000 A    12,000
Asset held for sale.....          1,671             --         --          --       1,671
Deferred income taxes...         13,208             --         --      (2,317)A    10,891
Goodwill................             --             --         --      54,235 A    54,235
Other assets, net.......          6,083             20         --       2,250 C     8,353
                          -------------  -------------    -------    --------    --------
Total assets............  $     335,128  $     119,443    $    --    $ 65,522    $520,093
                          =============  =============    =======    ========    ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Accounts payable........  $     105,395  $      32,277    $    --    $     --    $137,672
Current portion of long
 term obligations.......            470            461         --          --         931
Accrued expenses........         35,679         20,071         --       3,569 A    59,319
                          -------------  -------------    -------    --------    --------
Total current
 liabilities............        141,544         52,809         --       3,569     197,922
Long-term debt..........         95,900            557       (557)G    62,580 A   158,480
Capital lease
 obligations, less
 current................          1,805             --        557 G        --       2,362
Deferred rent and other
 long term liabilities..          6,993          8,476         --          --      15,469
                          -------------  -------------    -------    --------    --------
Total liabilities.......        246,242         61,842         --      66,149     374,233
                          -------------  -------------    -------    --------    --------
Stockholders' equity
 Preferred stock........             --             --         --          --          --
 Common stock...........             77          5,913         --      (5,881)B       109
 Additional paid-in
  capital...............         57,014          4,575         --      52,367 B   113,956
 Unamortized restricted
  stock compensation....         (2,055)            --         --          --      (2,055)
 Accumulated other
  comprehensive loss....           (226)            --         --          --        (226)
 Retained earnings......         36,489         47,349         --     (47,349)B    36,489
 Treasury stock.........         (2,413)          (236)        --         236 B    (2,413)
                          -------------  -------------    -------    --------    --------
Total stockholders'
 equity.................         88,886         57,601         --     (   627)    145,860
                          -------------  -------------    -------    --------    --------
Total liabilities and
 stockholders' equity...  $     335,128  $     119,443    $    --    $ 65,522    $520,093
                          =============  =============    =======    ========    ========

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             (dollars in thousands)

(A)

   To record the acquisition of Oshman's, the purchase price and purchase price allocation are summarized as follows:

   Common stock (3,209,750 shares at $17.75)......................... $ 56,973
   Cash consideration ($7.00 per share, 5,835,909 shares)............   40,851
   Cash paid for stock option buy out................................   14,221
   Less: stock option proceeds.......................................   (3,341)
   Direct costs of acquisition.......................................    8,600
                                                                      --------
   Total purchase consideration...................................... $117,304
   Allocated to:
   Historical book value of Oshman's assets and liabilities as of
    February 3, 2001................................................. $ 57,601
   Adjust Oshman's assets and liabilities to fair value and record liabilities for store closings, severance, and relocation:
   Prepaid expenses..................................................     (364)
   Favorable leases acquired.........................................   12,000
   Property and equipment............................................   (6,059)
   Accrued expenses..................................................   (3,569)
                                                                      --------
   Total adjustments.................................................    2,008
   Total allocation.................................................. $ 59,609
   Less: Net current deferred income tax assets (calculated at a rate
    of 39%)..........................................................   (5,777)
   Add: Net long term deferred income tax liability (calculated at a
    rate of 39%).....................................................    2,317
                                                                      --------
   Goodwill.......................................................... $ 54,235
                                                                      ========

(B)

   To reflect the elimination of Oshman's stockholders' equity and to reflect the Gart common stock issued as partial consideration for the purchase.

(C)

   To reflect the capitalization of deferred financing costs for borrowings under the new line of credit to finance the Acquisition.

(D)

   To reflect favorable lease amortization over the remaining terms of the leases, ranging from 8 to 15 years, totaling $1,043.

(E)

   To reflect the increase in goodwill amortization, offset by decreases in fixed assets depreciation and compensation expense.

   Goodwill amortization was calculated on a straight-line basis over 30 years, totaling $1,808 per year. The decrease in fixed assets depreciation is due to the write-off of certain Oshman's fixed assets that will be abandoned by Gart. The useful lives of these assets range from 3 to 20 years, and therefore the write-off will result in a decrease in depreciation of $905 per year. The decrease in compensation expense reflects the impact of the compensation agreements entered into as a result of the Acquisition, amounting to $575 less compensation paid to these individuals by Oshman during 2000 totaling $912.

(F)

   To reflect an increase in interest expense due to an increase in the line of credit to finance the Acquisition. Interest expense was estimated using 8.5%. In addition, interest expense was increased due to the amortization of the deferred financing costs described in Note C.

(G)

   To reflect adjustments to Oshman's balances to conform them to Gart's presentation and adjustments to reclassify certain occupancy, procurement and warehousing costs from operating expenses to cost of goods sold.

(H)

   To record the tax effect on the net pro forma adjustments to a statutory rate of 39%.

GENERAL:

   . Oshman's records its inventory on the first-in first-out (FIFO) method of accounting for inventory. This methodology is contrary to Gart's method of recording inventory on the last-in first-out (LIFO) method of accounting. The cumulative effect of this change is not presented because it is not determinable.

   . Additional adjustments to inventories will be necessary at the Acquisition effective date to adjust inventories to fair value, based upon an estimated selling price less selling costs and a normal profit margin thereon. Due to uncertainty concerning this item, no adjustment has been presented in the pro forma financial statements.

   . The pro forma adjustments also do not include any adjustments related to the estimated stock- based compensation that may arise as a part of the Acquisition.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Gart Sports Company
                             ---------------------------------------------------
                              (Registrant)


     Date: June 18, 2001      By: /s/ THOMAS T. HENDRICKSON
                                  ----------------------------------------------
                                  Thomas T. Hendrickson
                                  Executive Vice President, Chief Financial
                                  Officer and Treasurer (Principal Financial and Accounting Officer)